Exhibit 4.1

POWERWAVE TECHNOLOGIES, INC.

2.75% Convertible Senior Subordinated Notes due 2041

INDENTURE

Dated as of July 26, 2011

DEUTSCHE BANK TRUST COMPANY AMERICAS

TRUSTEE

TABLE OF CONTENTS

Page

Article I. Definitions And Incorporation By Reference	1

Section 1.01	Definitions.	1

Section 1.02	Other Definitions.	6

Section 1.03	Incorporation by Reference of Trust Indenture Act.	7

Section 1.04	Rules of Construction.	8

Section 1.05	Acts of Holders	8

ARTICLE II. THE SECURITIES	9

Section 2.01	Form and Dating.	9

Section 2.02	Execution and Authentication.	9

Section 2.03	Legend on Restricted Securities.	9

Section 2.04	Global Securities.	9

Section 2.05	Registration; Registration of Transfer and Exchange; Restrictions on Transfer.	11

Section 2.06	Registrar, Paying Agent and Conversion Agent.	13

Section 2.07	Paying Agent to Hold Money in Trust.	13

Section 2.08	Securityholder Lists.	13

Section 2.09	Replacement Securities.	14

Section 2.10	Outstanding Securities; Determinations of Holders’ Action.	14

Section 2.11	Temporary Securities.	15

Section 2.12	Cancellation and Transfer.	15

Section 2.13	Persons Deemed Owners.	16

Section 2.14	CUSIP Numbers.	16

Section 2.15	Accretion.	16

ARTICLE III. REDEMPTION AND PURCHASES	17

Section 3.01	Right To Redeem; Notices To Trustee.	17

Section 3.02	Selection of Securities to Be Redeemed.	18

Section 3.03	Notice of Redemption.	18

Section 3.04	Effect of Notice of Redemption.	19

Section 3.05	Deposit of Redemption Price.	19

Section 3.06	Securities Redeemed in Part.	19

Section 3.07	Repurchase of Securities by the Company at Option of Holders on Specified Dates.	19

Section 3.08	Repurchase of Securities at Option of the Holder upon a Fundamental Change.	21

Section 3.09	Effect of Repurchase Election and Fundamental Change Purchase Notice.	24

Section 3.10	Deposit of Repurchase Price or Fundamental Change Purchase Price.	24

Section 3.11	Reserved.	24

Section 3.12	Covenant to Comply with Securities Laws upon Purchase of Securities.	24

Section 3.13	Repayment to the Company.	24

ARTICLE IV. COVENANTS	25

Section 4.01	Payment of Securities.	25

Section 4.02	SEC and Other Reports.	25

Section 4.03	Statement of Officers as to Default.	26

Section 4.04	Further Instruments and Acts.	26

Section 4.05	Maintenance of Office or Agency.	26

ARTICLE V. SUCCESSOR CORPORATION	26

Section 5.01	When the Company May Merge or Transfer Assets.	26

ARTICLE VI. DEFAULTS AND REMEDIES	27

Section 6.01	Events of Default.	27

Section 6.02	Defaults and Remedies.	28

Section 6.03	Other Remedies.	29

Section 6.04	Waiver of Past Defaults.	29

Section 6.05	Control by Majority.	29

Section 6.06	Limitation on Suits.	29

Section 6.07	Rights of Holders to Receive Payment.	30

Section 6.08	Collection Suit by Trustee.	30

Section 6.09	Trustee May File Proofs of Claim.	30

Section 6.10	Priorities.	31

Section 6.11	Undertaking to Pay Costs.	31

Section 6.12	Waiver of Stay, Extension or Usury Laws.	31

Section 6.13	Additional Interest.	31

ARTICLE VII. TRUSTEE	32

Section 7.01	Duties of Trustee.	32

Section 7.02	Rights of Trustee.	33

Section 7.03	Individual Rights of Trustee.	34

Section 7.04	Trustee’s Disclaimer.	34

Section 7.05	Notice of Defaults.	34

Section 7.06	Reserved.	34

Section 7.07	Compensation and Indemnity.	34

Section 7.08	Replacement of Trustee.	35

Section 7.09	Successor Trustee by Merger.	36

Section 7.10	Eligibility; Disqualification.	36

Section 7.11	Preferential Collection of Claims Against Company.	36

Section 7.12	Force Majeure.	36

Section 7.13	USA PATRIOT Act Section 326 Customer Identification Program.	36

ARTICLE VIII. DISCHARGE OF INDENTURE	36

Section 8.01	Discharge of Liability on Securities.	36

Section 8.02	Repayment to the Company.	36

ARTICLE IX. AMENDMENTS	37

Section 9.01	Without Consent of Holders.	37

Section 9.02	With Consent of Holders.	37

Section 9.03	Reserved.	38

Section 9.04	Revocation and Effect of Consents.	38

Section 9.05	Notation on or Exchange of Securities.	38

Section 9.06	Trustee to Sign Supplemental Indentures.	38

Section 9.07	Effect of Supplemental Indentures.	39

ARTICLE X. SUBORDINATION	39

Section 10.01	Agreement of Subordination.	39

Section 10.02	Payments to Holders.	39

Section 10.03	Subrogation of Securities.	41

Section 10.04	Authorization to Effect Subordination.	42

Section 10.05	Notice to Trustee.	42

Section 10.06	Trustee’s Relation to Senior Indebtedness.	43

Section 10.07	No Impairment of Subordination.	43

Section 10.08	Certain Conversions Deemed Payment.	43

Section 10.09	Article Applicable to Paying Agents.	43

Section 10.10	Senior Indebtedness Entitled to Rely.	43

ARTICLE XI. CONVERSIONS	43

Section 11.01	Conversion Privilege.	43

Section 11.02	Conversion Procedure.	46

Section 11.03	Delivery of Common Stock Upon Conversion; Cash Payments in Lieu of Fractional Shares.	47

Section 11.04	Adjustments Below Par Value.	47

Section 11.05	Taxes on Conversion.	47

Section 11.06	Company to Provide Stock.	47

Section 11.07	Adjustment of Conversion Rate.	48

Section 11.08	No Adjustment.	52

Section 11.09	Equivalent Adjustments.	53

Section 11.10	Adjustment for Tax Purposes.	53

Section 11.11	Notice of Adjustment.	53

Section 11.12	Notice of Certain Transactions.	53

Section 11.13	Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.	54

Section 11.14	Trustee’s Disclaimer.	54

Section 11.15	Reserved	55

Section 11.16	Reserved.	55

Section 11.17	Issuer’s Conversion Option.	55

Section 11.18	Coupon Make-Whole.	57

ARTICLE XII. MISCELLANEOUS	57

Section 12.01	Reserved.	57

Section 12.02	Notices.	57

Section 12.03	Reserved.	58

Section 12.04	Certificate and Opinion as to Conditions Precedent.	58

Section 12.05	Statements Required in Certificate or Opinion.	59

Section 12.06	Calculations.	59

Section 12.07	Separability Clause.	59

Section 12.08	Rules by Trustee, Paying Agent, Conversion Agent and Registrar.	59

Section 12.09	Legal Holidays.	59

Section 12.10	Governing Law.	60

Section 12.11	No Recourse Against Others.	60

Section 12.12	Successors.	60

Section 12.13	Multiple Originals.	60

Section 12.14	Senior Indebtedness for Purposes of Outstanding Subordinated Notes.	60

Exhibit A                 -      Form of Global Security

INDENTURE dated as of July 26, 2011 between POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation duly organized and existing under the laws of the State of New York  (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.75% Convertible Senior Subordinated Notes due 2041:

Article I.

Definitions And Incorporation By Reference

Section 1.01 Definitions.

“Accreted Principal Amount” means the Original Principal Amount plus any accretions thereon pursuant to Section 2.15.

“Additional Interest” means all amounts payable, if any pursuant to Section 6.13 hereof.

“Additional Securities” means additional Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 2.02.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the City of New York is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Notice” means the form of conversion notice attached to the back of the Securities.

“Conversion Price” means $1,000 divided by the then-applicable Conversion Rate.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located 60 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily VWAP” of the Common Stock on any Trading Day means the daily volume weighted average price of the Common Stock on such day on the U.S. national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (or its equivalent successor) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day.

 “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for the Securities (or any successor securities clearing agency so registered).

“Designated Senior Indebtedness” means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).  Notwithstanding the foregoing, the Obligations (as defined therein) in respect of the Credit Agreement dated as of April 3, 2009, as amended, among the Company, the lenders party thereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent, shall constitute “Designated Senior Indebtedness”.  If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

“DTC” means The Depository Trust Company, a New York corporation.

“Ex-Dividend Date” means, the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company, whether directly or indirectly by due bills or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fundamental Change” means the occurrence of one or more of the following events:

(i) any person, or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding voting stock of, or any successor to, all or substantially all of its assets;

(ii) any (A) recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) share exchange, consolidation or merger with or into any other person, or merger of another person into the Company, or (C) conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s and its Subsidiaries’ properties and assets to another Person; provided that any transaction (1) pursuant to which holders of all classes of the Company’s Capital Stock immediately prior to the transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving entity immediately after the transaction or (2) where the Common Stock is not changed or exchanged except to the extent necessary to reflect a change in the Company’s jurisdiction of incorporation, shall in either case not be a Fundamental Change pursuant to this clause (ii);

(iii) the approval by the holders of the Company’s Capital Stock of any plan or proposal for the Company’s liquidation or dissolution, whether or not otherwise in compliance with the provisions of this Indenture; or

(iv) the Common Stock (or other common stock into which the Securities are then convertible)ceases to be listed on or quoted on any of The New York Stock Exchange, The NASDAQGlobal Select Market or The NASDAQ Global Market (or any of their respective successors) or another established automated over-the-counter trading market in the U.S.

A Fundamental Change as a result of clause (ii) above will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by the holders of Common Stock of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or which will be so listed or quoted when issued or exchanged in connection with such event (these securities being referred to as “publicly traded securities”) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights).

“Global Securities” means a Security that is registered in the name of the Depositary or a nominee thereof.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person (as determined by the Company), or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are expressly incorporated herein.

“Initial Securities” means the up to $100.0 million aggregate principal amount of Securities issued under this Indenture on the date hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which the Common Stock is then traded or quoted. If the Common Stock is not so traded or quoted on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any Fundamental Change described in clause (i) or clause (ii) of the definition thereof, where, if applicable, more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received by the shareholders of the Company in connection with such Fundamental Change consists of (i) cash, (ii) other property or (iii) securities that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.

“Market disruption event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Officer” means the Chairman and Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Secretary or any Director of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the Chief Accounting Officer or Chief Financial Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

“Opinion of Counsel” means a written opinion containing the information specified in Section 12.04 and 12.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Original Principal Amount” means the aggregate principal amount of Securities issued under this Indenture on the respective date thereof.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Physical Securities” means certificated Securities in registered form issued in denominations of $1,000 principal amount and greater integral multiples of $1,000.

“Principal Amount” or “principal amount” of a Security means the Original Principal Amount as set forth on the face of the Security.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A  under the Securities Act.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 2.75% Convertible Senior Subordinated Notes due 2041, as amended or supplemented from time to time, issued under this Indenture, and in the form of Security attached hereto as Exhibit A.  The Initial Securities and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “junior” to the Securities.  Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary of the Company (other than Indebtedness of the Company to such Subsidiary arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a Subsidiary of the Company), (ii) the Securities, (iii) any Indebtedness of the Company with respect to the 1.875% Convertible Subordinated Notes due 2024 or (iv) any Indebtedness of the Company with respect to the 3.875% Convertible Subordinated Notes due 2027.  If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security then outstanding is due and payable.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock is then traded or quoted and there is no market disruption event, or, if the Common Stock is not then so traded or quoted, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so traded, “Trading Day” means a “Business Day.”

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02 Other Definitions.

Term: Defined in Section:

Act1.05(a)
Additional Shares11.01(c)
Agent Members2.04(j)
Conversion Agent2.06
Conversion Date11.02
Conversion Rate11.01(a)
Conversion Right11.01(a)
Coupon Make-Whole Payment11.17(b)
CUSIP2.14
effective date11.01(c)
Event of Default6.01
Existing 1.875% Notes Indenture12.13
Existing 3.875% Notes Indenture12.13
Existing Convertible Note Indentures12.13
Expiration Date11.07(e)
Expiration Time11.07(e)
Extension Period6.02
Fundamental Change Purchase Date3.08(a)
Fundamental Change Purchase Notice3.08(c)
Fundamental Change Purchase Price3.08(a)
Notice of Default6.01
Optional Conversion11.17(a)
Optional Conversion Date11.17(c)
Optional Conversion Notice11.17(c)
Optional Conversion Notice Date11.17(c)
Optional Conversion Price11.17(a)
Paying Agent2.06
Payment Blockage Notice10.02
Public Acquirer Change in Control11.01(d)
Public Acquirer Common Stock11.01(d)
Redemption Price3.01(a)
Reference Property11.13
Registrar2.06
Reporting Failure6.02
Repurchase Date3.07(a)
Repurchase Election3.07(c)(i)
Repurchase Notice3.07(b)
Repurchase Price3.07(a)
Restricted Security2.03
Security Registrar2.06
Share Price11.01(c)
Special Interest6.02
Spin-Off11.07(c)
Valuation Period11.07(c)

Section 1.03 Incorporation by Reference of Trust Indenture Act.
  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  To the extent applicable, the following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.
  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means “including, without limitation”; and

(e) words in the singular include the plural, and words in the plural include the singular.

Section 1.05 Acts of Holders
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.

The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the register maintained by the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article II.

The Securities

Section 2.01 Form and Dating.
  The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth on Exhibit A, which is a part of this Indenture and incorporated by reference herein; provided that to the extent that any provision of the Securities conflicts with the express provisions of this Indenture, this Indenture shall govern and be controlling.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in Exhibit A.  Each Security shall be dated the date of its authentication.

Section 2.02 Execution and Authentication.
  The Securities shall be executed on behalf of the Company by any Officer, which signature may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Initial Securities for original issue in an aggregate Principal Amount of $100,000,000 upon a Company Order without any further action by the Company.  The Trustee shall authenticate and deliver Additional Securities permitted to be issued under this Indenture for original issue upon a Company Order without any further action by the Company.  Such Additional Securities shall have identical terms to, and (if possible) the same CUSIP number as, the Initial Securities (except (i) as permitted by Section 11.17(g), (ii) for the Issue Date of such Additional Securities, (iii) for interest accruing prior to the Issue Date of such Additional Securities and (iv) for the first interest payment date of such Additional Securities), and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waiver, amendments, redemptions and offers to purchase.  The aggregate Principal Amount of Securities outstanding at any time may not exceed the Initial Securities and Additional Securities authenticated as described in this paragraph, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities, pursuant to Sections 2.04, 2.05, 2.09, 2.11, 3.06, 9.05 or 11.17.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

Section 2.03 Legend on Restricted Securities.
  During the period beginning on the respective Issue Date and ending on the date one year from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Exhibit A; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 2.05.  All Securities shall bear the applicable legends set forth on the face of the form of Security in Exhibit A.  Except as provided in Section 2.05, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.

Section 2.04 Global Securities.

(a) So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law or except as provided in Section 2.03, all Securities shall be represented by one or more Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.  The Company initially designates DTC as the Depositary.

(c) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, conversions and transfers.

(d) Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.05 and shall be made on the records of the Trustee and the Depositary.

(e) No Global Security may be exchanged in whole or in part for Physical Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, (B) there shall have occurred and be continuing a Default with respect to such Global Security or (C) the Company decides to discontinue the use of the system of book-entry transfer through the Depositary or any successor depositary.  In the event clause (A) from the preceding sentence occurs, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Securities, shall authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(f) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 2.  If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.05, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article 2, or (B) the Principal Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the Principal Amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.05(c) and as otherwise provided in this Article 2, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 2.04(e), the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures.

(g) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(h) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members (as defined below) and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

(i) Subject to the provisions of clause (j) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(j) The transfer and exchange of beneficial interests in a Global Security that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.  Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

Section 2.05 Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(a) Registration.  Subject to Section 2.04(j), upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.05 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of Section 2.04(j) and this Section 2.05, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency.  Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.  As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

Except as provided in the following sentence, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Exhibit A and Section 2.03, unless the Company shall have delivered to the Trustee (and the Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon.  Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

So long as and to the extent that any Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may cause the removal of the legends required by Exhibit A and Section 2.03 from such Securities at any time on or after the first anniversary of the last Issue Date of such Securities by:

(i) providing to the Trustee written notice stating that such first anniversary has occurred and instructing the Trustee to remove the such legends from such Securities;

(ii) providing to the Holders of such Securities written notice that such legends have been removed or deemed removed;

(iii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and

(iv) complying with any applicable procedures for delegending in accordance with Rule 144 under the Securities Act and applicable policies of the Commission;

whereupon any legends otherwise required by Exhibit A and Section 2.03 shall be deemed removed from any Global Securities without any further action on the part of the Holders.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 2.09, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.05 (except where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

In the event of a redemption of the Securities, neither the Company nor the Registrar will be required (a) to register the transfer of or exchange Securities for a period of 15 days immediately preceding the date notice is given identifying the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption, except for the unredeemed portion of any Securities being redeemed in part.

(b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Exhibit A and Section 2.03, unless such restrictions on transfer shall be terminated in accordance with this Section 2.05(b).  The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 2.05 and by Exhibit A and Sections 2.03 and 2.12 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto).  Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.03 and 2.05.

As used in the preceding two paragraphs of this Section 2.05, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

(c) Notwithstanding the foregoing, during the period of one year after the last Issue Date of the Securities, if any of the Securities that constitute "restricted securities" under Rule 144 under the Securities Act have been reacquired by the Company or any of its "affiliates" (as defined in Rule 144 under the Securities Act), such Securities may not be resold by the Company or such affiliate, as applicable.  Neither the Trustee nor the Registrar shall be charged with the knowledge of whether such Securities have been reacquired by the Company or its affiliates.

(d) Limitation on Duties.  Neither the Trustee, the Registrar nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

Section 2.06 Registrar, Paying Agent and Conversion Agent.
  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”)) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register (the “Security Register”) of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

Section 2.07 Paying Agent to Hold Money in Trust.
  Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment.  At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.08 Securityholder Lists.
  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on July 18 and January 18 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.09 Replacement Securities.
  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company’s written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10 Outstanding Securities; Determinations of Holders’ Action.
  Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.09 delivered to it for cancellation, those described in this Section 2.10 as not outstanding and those exchanged for other Securities pursuant to Sections 2.04, 2.05, 2.11, 3.06, 9.05 or 11.17.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on a Purchase Date, or on a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

Section 2.11 Temporary Securities.
  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.06, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.12 Cancellation and Transfer.

(a) All Securities surrendered for payment, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

(b) Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(c) General.  By its acceptance of any Security bearing the legends required by Exhibit A and Section 2.03, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13 Persons Deemed Owners.
  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security, payment of the Accreted Principal Amount of a Security or the payment of any Redemption Price, Repurchase Price or Fundamental Change Purchase Price in respect thereof, and accrued and unpaid interest and Additional Interest and Special Interest, if any, thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.14 CUSIP Numbers.
  The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly, and in any event within ten days, notify the Trustee of any change in the CUSIP numbers.

Section 2.15 Accretion.
  Commencing on July 26, 2011, the outstanding balance of the Principal Amount of the Securities shall accrete at the rate per annum set forth in paragraph 1 of the Securities and will compound semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 2012.   The following table sets forth the Accreted Principal Amounts for each $1,000 of Original Principal Amount as of the specified dates during the period from July 26, 2011 to the Stated Maturity:
Date	Accreted Principal Amount
July 26, 2011	$1,000.00
January 15, 2012	$1,023.47
July 15, 2012	$1,049.06
January 15, 2013	$1,075.29
July 15, 2013	$1,102.17
January 15, 2014	$1,129.72
July 15, 2014	$1,157.96
January 15, 2015	$1,186.91
July 15, 2015	$1,216.59
January 15, 2016	$1,247.00
July 15, 2016	$1,278.18
January 15, 2017	$1,310.13
July 15, 2017	$1,342.88
January 15, 2018	$1,376.46
July 15, 2018	$1,410.87
January 15, 2019	$1,446.14
July 15, 2019	$1,482.29
January 15, 2020	$1,519.35
July 15, 2020	$1,557.33
January 15, 2021	$1,596.27
July 15, 2021	$1,636.17
January 15, 2022	$1,677.08
July 15, 2022	$1,719.01
January 15, 2023	$1,761.98
July 15, 2023	$1,806.03
January 15, 2024	$1,851.18
July 15, 2024	$1,897.46
January 15, 2025	$1,944.90
July 15, 2025	$1,993.52
January 15, 2026	$2,043.36
July 15, 2026	$2,094.44
January 15, 2027	$2,146.80
July 15, 2027	$2,200.47
January 15, 2028	$2,255.48
July 15, 2028	$2,311.87
January 15, 2029	$2,369.67
July 15, 2029	$2,428.91
January 15, 2030	$2,489.63
July 15, 2030	$2,551.87
January 15, 2031	$2,615.67
July 15, 2031	$2,681.06
January 15, 2032	$2,748.09
July 15, 2032	$2,816.79
January 15, 2033	$2,887.21
July 15, 2033	$2,959.39
January 15, 2034	$3,033.38
July 15, 2034	$3,109.21
January 15, 2035	$3,186.94
July 15, 2035	$3,266.61
January 15, 2036	$3,348.28
July 15, 2036	$3,431.99
January 15, 2037	$3,517.79
July 15, 2037	$3,605.73
January 15, 2038	$3,695.87
July 15, 2038	$3,788.27
January 15, 2039	$3,882.98
July 15, 2039	$3,980.05
January 15, 2040	$4,079.55
July 15, 2040	$4,181.54
January 15, 2041	$4,286.08
July 15, 2041	$4,393.23

The Accreted Principal Amount of a Security between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.

Article III.

Redemption And Purchases

Section 3.01 Right To Redeem; Notices To Trustee.

(a) Optional Redemption.  The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after July 15, 2015 and prior to the Stated Maturity , at a redemption price, payable in cash, equal to the outstanding Accreted  Principal Amount thereof plus accrued and unpaid interest and Additional Interest and Special Interest, if any, on the Outstanding Principal Amount up to but not including the Redemption Date (the “Redemption Price”).If the Redemption Date is on or after an interest record date, but prior to the related interest payment date, interest will be payable to the Holders to whom the Redemption Price is paid rather than to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.No Securities shall be redeemed pursuant to this Section 3.01(a) unless all accrued and unpaid interest thereon, including Additional Interest and Special Interest, if any, has been or is simultaneously paid up to but not including the last interest payment date occurring on or prior to the Redemption Date.No Securities may be redeemed pursuant to this Section 3.01(a) if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

(b) Notice to Trustee.  If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the Accreted Principal Amount of Securities to be redeemed and the Redemption Price.  The Company shall give the notice provided for in this Section 3.01(b) not less than 30 nor more than 60 days before the Redemption Date.

Section 3.02 Selection of Securities to Be Redeemed.
  If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or in accordance with any other method as the Trustee considers appropriate.  In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects for redemption shall be in Principal Amounts of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the Conversion Right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption.  In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03 Notice of Redemption.
  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a)	the Redemption Date;

(b)	the Redemption Price;

(c)	the Conversion Price;

(d)	the name and address of the Paying Agent and Conversion Agent;

(e)	that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f)	that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

(g)	that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(h)	if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

(i)
that, unless the Company defaults in making payment of such Redemption Price, interest and Additional Interest and Special Interest, if any, on Securities called for redemption will cease to accrue, and principal of Securities called for redemption will cease to accrete, on and after the Redemption Date and the Securities will cease to be convertible; and

(j)	the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company makes such request at least 5 Business Days (unless the Trustee shall agree to a shorter period)  prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

Section 3.04 Effect of Notice of Redemption.
  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 3.05 Deposit of Redemption Price.
  Prior to 11:00 a.m. (New York City time) on the Redemption Date the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06 Securities Redeemed in Part.
  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the unredeemed portion of the Principal Amount of the Security surrendered.

Section 3.07 Repurchase of Securities by the Company at Option of Holders on Specified Dates.

(a) On each of July 15, 2018, July 15, 2025 and July 15, 2032 (each, a “Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion of the principal amount thereof that is an integral multiple of $1,000.  The Company shall repurchase such Securities at a price (the “Repurchase Price”) equal to the Accreted Principal Amount thereof plus accrued and unpaid interest (including Additional Interest and Special Interest, if any), on the outstanding Original Principal Amount thereof, up to but not including the Repurchase Date; provided that if the applicable Repurchase Date is after the close of business on an interest record date, but on or prior to the related interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of such Securities on the applicable record date instead of the Holders surrendering such Securities for repurchase on such date.

(b) On or before 30 Business Days prior to each Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must contain the information listed in this Section 3.07(b) and be received by the Trustee at least 5 Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice (the “Repurchase Notice”) to each Holder of Securities at its last address as the same appears on the Security Register, and to beneficial owners as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to the Holders.  Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  Each Repurchase Notice shall state, among other things:

(i) the Repurchase Price, excluding accrued and unpaid interest and Additional Interest and Special Interest, if any, the applicable Conversion Price at the time of such notice (and any applicable adjustments to the Conversion Price) and, to the extent known at the time of such notice, the amount of interest, if any, that will be payable with respect to the Securities on the Repurchase Date;

(ii) the Repurchase Date;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Securities as to which a Repurchase Election has been given by the Holder may be converted into Common Stock only if the election has been withdrawn by the Holder in accordance with the terms of this Indenture;

(vi) that the Holder shall have the right to withdraw any Securities surrendered prior to the close of business on the Repurchase Date (or any such later time as may be required by applicable law);

(vii) a description of the procedures which a Holder must follow to exercise such repurchase right or to withdraw any surrendered Securities;

(viii)  that, unless the Company defaults in making payment of such Repurchase Price, interest and Additional Interest and Special Interest, if any, on Securities as to which a Repurchase Election has been given (and not withdrawn in accordance with the terms of this Indenture) will cease to accrue, and principal of such Securities will cease to accrete, on and after the Repurchase Date and such Securities will cease to be convertible;

(ix) the CUSIP, ISIN or similar number or numbers of the Securities (if then generally in use); and

(x) briefly, the conversion rights of the Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.07.

(c) Securities shall be repurchased pursuant to this Section 3.07 at the option of the Holder upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (a “Repurchase Election”) in the form set forth on the reverse of the Security at any time from the opening of business 20 Business Days preceding the Repurchase Date until the close of business on the Business Day immediately preceding the Repurchase Date stating:

1)	if certificated, the certificate numbers of the Securities which the Holder shall deliver to be repurchased;

2)	the portion of the principal amount of the Securities that the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

3)	that such Securities shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in the Indenture; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Securities so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Election.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If the Securities are not in certificated form, Holders must provide notice of their election in accordance with the Applicable Procedures.

(d) The Repurchase Election may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent (or in accordance with appropriate DTC procedures) prior to the close of business on the date of repurchase.  The notice of withdrawal must state:

(i) the principal amount of the withdrawn notes;

(ii) if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, the holder's notice must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, which remains subject to the repurchase notice.

(e) No Securities shall be repurchased pursuant to this Section 3.07 if on the Repurchase Date there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to the Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to the Securities) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

Section 3.08 Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a) If at any time that Securities remain outstanding there shall have occurred a Fundamental Change, Securities (or any portion of the principal amount thereof that is an integral multiple of $1,000) shall be repurchased by the Company, at the option of the Holder thereof, payable in cash, at a purchase price (the “Fundamental Change Purchase Price”) equal to the Accreted Principal Amount thereof plus accrued and unpaid interest (including Additional Interest and Special Interest, if any), on the outstanding Original Principal Amount thereof, up to and including the date (the “Fundamental Change Purchase Date”) fixed by the Company that is not less than 45 days nor more than 60 days after the date of the Company notice described in Section 3.08(b), subject to satisfaction by or on behalf of the Holder of the requirements set forth in 3.08(c); provided that if the Fundamental Change Purchase Date is after the close of business on an interest record date, but on or prior to the related interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of such Securities on the applicable record date instead of the Holders surrendering such Securities for purchase on such date.

(b) Within 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder.  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Securityholder and shall state:

(i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.08 must be given;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) the Conversion Price and any adjustments thereto, including the number of Additional Shares that are payable (or, if applicable, a statement that Additional Shares may be payable and the description of the manner of computation of the number of Additional Shares that will be payable), and, if such Fundamental Change constitutes a Public Acquirer Change in Control pursuant to Section 11.01(d), a statement as to whether the Company has elected to have the Securities convertible in Public Acquirer Common Stock pursuant to Section 11.01(d);

(vii) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii) that Securities must be surrendered to the Paying Agent to collect payment;

(ix) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in clause (viii);

(x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(xi) the procedures for withdrawing a Fundamental Change Purchase Notice (as specified in Section 3.08(d));

(xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest and Additional Interest and Special Interest, if any, on Securities as to which a Fundamental Change Purchase Notice has been given (and not withdrawn in accordance with the terms of this Indenture) will cease to accrue, and principal of such Securities will cease to accrete, on and after the Fundamental Change Purchase Date and such Securities will cease to be convertible; and

(xiii) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least 5 Business Days prior to the date by which such Notice must be given to the Holders (unless the Trustee shall agree to a shorter period) and that, in all cases, the text of such Notice shall be prepared by the Company.  Simultaneously with providing the Fundamental Change Purchase Notice, the Company will publish the information on its website or through such other public medium as it may use at that time.

(c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”), together with the Securities subject thereto, to the Company and the Trustee (or other Paying Agent appointed by the Company) at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date, stating:

(i) the certificate number of the Security that the Holder will deliver to be purchased;

(ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

The delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Trustee (or other Paying Agent  appointed by the Company)shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Trustee (or other Paying Agent  appointed by the Company) shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.  If the Securities are not in certificated form, Holders must provide notice of their election and must deliver their Securities in accordance with the Applicable Procedures.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Security to the Trustee (or other Paying Agent appointed by the Company) in accordance with this Section 3.08.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Notwithstanding anything herein to the contrary, the Company’s obligations pursuant to this Section 3.08 shall be satisfied if a third party makes a fundamental change offer in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.08 and purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.08.

(d) A Fundamental Change Purchase Notice may be withdrawn by the Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent (or in accordance with appropriate DTC procedures) prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date, specifying:

(i)
the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if not certificated, such withdrawal notice must comply with Applicable Procedures),

(ii)	the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii)	the Principal Amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice.

(e) No Securities shall be repurchased pursuant to this Section 3.08 if on the Repurchase Date there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to the Securities).  The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to the Securities) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

Section 3.09 Effect of Repurchase Election and Fundamental Change Purchase Notice.

  Upon receipt by the Paying Agent of the Repurchase Election specified in Section 3.07 or the Fundamental Change Purchase Notice specified in Section 3.08 the Holder of the Security in respect of which such Repurchase Election or Fundamental Change Purchase Notice was given shall (unless such election or notice is withdrawn as specified in Section 3.07(d) or Section 3.08(d), as applicable) thereafter be entitled to receive solely the Repurchase Price or the Fundamental Change Purchase Price, as applicable, with respect to such Security (subject to any right of the Holder of the respective Security on the applicable record date to receive accrued and unpaid interest and Additional Interest and Special Interest, if any, thereon, to but not including the respective interest payment date, as set forth in Section 3.07 or Section 3.08, as applicable).  Such Repurchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Fundamental Change Purchase Date, as applicable, with respect to such Security (provided that the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08 as applicable.  Securities in respect of which a Repurchase Election or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Repurchase Election or such Fundamental Change Purchase Notice unless such notice has first been validly withdrawn as specified in Section 3.07 or Section 3.08, as applicable.

Section 3.10 Deposit of Repurchase Price or Fundamental Change Purchase Price.

  Prior to 11:00 a.m. (New York City time) on the Repurchase Date or  the Fundamental Change Purchase Date, as applicable, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.07) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as applicable, of all the Securities or portions thereof which are to be purchased as of such Repurchase Date or Fundamental Change Purchase Date, as applicable.  If such deposit of money sufficient to pay the aggregate Repurchase Price or Fundamental Change Purchase Price, as applicable, is made by the Company, then, immediately after the Repurchase Date or the Fundamental Change Purchase Date, as applicable, the Securities or portions thereof which are to be purchased will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and all other rights of the Holder of such Security or portion thereof will terminate, other than the right to receive the Repurchase Price or Fundamental Change Purchase Price, as applicable, upon delivery of the Security (and subject to the right of the Holder of the respective Security on the applicable record date to receive accrued and unpaid interest and Additional Interest and Special Interest, if any, thereon, to but not including the respective interest payment date, as set forth in Section 3.07 or Section 3.08, as applicable).

Section 3.11 Reserved.

Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Securities.
  When complying with the provisions of Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

Section 3.13 Repayment to the Company.
  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Redemption Price, the Repurchase Price, the Fundamental Change Purchase Price or the Coupon Make-Whole Payment, including accrued and unpaid interest and accreted principal; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price or Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of Repurchase Date or the Fundamental Change Purchase Date or exceeds the aggregate Coupon Make-Whole Payment the Company is obligated to pay pursuant to Section 11.18, as applicable, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or the Fundamental Change Purchase Date, or the Business Day following the settlement date with respect to the applicable converted Securities, as applicable, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

Article IV.

Covenants

Section 4.01 Payment of Securities.
  The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time) by the Company.  Interest installments, the Redemption Price, the Repurchase Price, the Fundamental Change Purchase Price, the Coupon Make-Whole Payment and interest and Additional Interest and Special Interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

Section 4.02 SEC and Other Reports.
  The Company shall file with the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC (which determination shall be made by reference to any filing extensions available to the Company pursuant to the rules and regulations of the SEC on which the Company relies in making such filings), copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC, within 30 days of the filing dates as would have been required by the SEC, had the Company continued to have been subject to such reporting requirements (which determination shall not take into account any filing extensions which might have been available to the Company pursuant to the rules and regulations of the SEC).  In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  All required information, documents and other reports referred to in this Section 4.02 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the SEC via the SEC’s EDGAR and/or IDEA filing system (or any successor system).

In addition, in the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Securities (or shares of Common Stock received upon conversion of the Securities) are outstanding and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, the Company will promptly furnish to the Trustee, the Holders, beneficial owners and prospective purchasers of the Securities or such shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The receipt by the Trustee of any such reports and documents pursuant to this Section 4.02 shall not constitute notice or constructive notice of any information contained in such reports or documents or determinable from information contained in such reports or documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.03 Statement of Officers as to Default.
(a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on January 2, 2012) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

(b) So long as any of the Securities are outstanding, within five days of any Officer becoming aware of any Default or Event of Default, the Company will deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04 Further Instruments and Acts.
  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Maintenance of Office or Agency.
  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

Article V.

Successor Corporation

Section 5.01 When the Company May Merge or Transfer Assets.
  The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)
(i) the Company shall be the continuing corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 11.13, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

Article VI.

Defaults And Remedies

Section 6.01 Events of Default.
  Subject to the provisions set forth below in this Section 6.01, an “Event of Default” occurs if:

(a)
the Company defaults in the payment of interest, including Additional Interest and Special Interest, if any, payable on any Security when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 10 hereof;

(b)
the Company defaults in the payment of the Accreted Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price or Coupon Make-Whole Payment on any Security when the same becomes due and payable, as applicable, at its Stated Maturity, upon redemption, on the Repurchase Date, upon a Fundamental Change Purchase Date, upon the settlement date, upon acceleration or otherwise, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by the provisions of Article 10 hereof;

(c)
the Company fails to deliver when due all shares of Common Stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable or payable, as the case may be, upon conversion of the Securities pursuant to Article 11;

(d)
the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a), (b) and (c) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default as described below;

(e)
the Company fails to pay when due the principal of indebtedness for money borrowed by the Company or its Subsidiaries in excess of $25,000,000, or the acceleration of that indebtedness is not withdrawn within 15 days after receipt by the Company of a Notice of Default as described below;

(f)	failure to provide the Repurchase Notice as described under 3.07 or the notice of the occurrence of a fundamental change described under 3.08, in each case when due;

(g)
a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)
the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

A Default under clause (d) or (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Accreted Principal Amount of the outstanding Securities (including Additional Securities, if any) at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (d) or (e) above, as applicable, after actual receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02 Defaults and Remedies.
  If an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Accreted Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Accreted Principal Amount of all the Securities (including Additional Securities, if any) plus accrued and unpaid interest and Additional Interest and Special Interest, if any, on the Securities, through the date of declaration, to be immediately due and payable.  Upon such a declaration, such Accreted Principal Amount plus accrued and unpaid interest and Additional Interest and Special Interest, if any, on the Securities shall become and be immediately due and payable.  If an Event of Default specified in Section 6.01(f) or Section 6.01(g) occurs and is continuing, the Accreted Principal Amount of all the Securities plus accrued and unpaid interest and Additional Interest and Special Interest, if any, on the Securities, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

The Holders of a majority in Principal Amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)) and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest and Additional Interest and Special Interest, if any, on the Securities, (ii) the principal of any Security which has become due otherwise then by such declaration of acceleration, and (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made.  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the foregoing, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with Section 4.02 of this Indenture or the requirements of Section 314(a)(1) of the TIA  (a “Reporting Failure”) shall for the first one hundred eighty (180) days after the occurrence of such Event of Default (the “Extension Period”) consist exclusively of the right to receive special interest (the “Special Interest”) accruing at the rate of 1.00% per annum of the aggregate Accreted Principal Amount of Securities that are then outstanding, on the terms and in the manner described below (in addition to any Additional Interest).  Any Special Interest shall be paid at the same times and in the same manner as interest shall be paid in accordance with this Indenture.  The Special Interest shall accrue on the Securities that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Reporting Failure and (ii) the date that is one hundred eighty (180) days after the occurrence of the Event of Default (or such earlier date on which such Event of Default has been cured or waived).  On the 180th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 180th day), the Securities shall be subject to acceleration as provided in this Section 6.02.  This right shall not affect the rights of Holders of Securities if any other Event of Default occurs under the Indenture.  If the Company does not pay the Special Interest on a timely basis in accordance with this Section 6.02, the Securities shall be subject to acceleration as provided in this Section 6.02.  Notwithstanding the foregoing, if an additional Reporting Failure occurs during an Extension Period, the Securities will be subject to acceleration for such additional Reporting Failure at the end of the Extension Period for the first Reporting Failure to the extent it has not been remedied before the end of the first Extension Period, provided,however, that to the extent the Company has agreed to pay additional Special Interest in accordance with the terms of this Section 6.02 as to such additional Reporting Failure, and the first Reporting Failure has been remedied before the end of the first Extension Period, the Securities will not be subject to acceleration until the end of the additional Extension Period as to such additional Reporting Failure.  For the avoidance of doubt, notwithstanding the occurrence of multiple concurrent Reporting Failures, the aggregate amount of all Special Interest paid in a year shall not exceed 1.00% per annum of the aggregate principal amount of the Securities that are outstanding as of the beginning of such year.  The Company must give written notice to the Holders, the Trustee and the Paying Agent of its election to pay the Special Interest on or before the close of business on the date on which such Event of Default occurs.   If the Company fails to give such notice, the Securities shall be subject to acceleration as provided in this Section 6.02.

Section 6.03 Other Remedies.
  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Principal Amount of all the Securities then outstanding plus all accrued and unpaid interest and Additional Interest and Special Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.
  The Holders of a majority in aggregate Accreted Principal Amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences, except (a) an Event of Default described in Section 6.01(a) or Section 6.01(b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority.
  The Holders of a majority in aggregate Accreted Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

Section 6.06 Limitation on Suits.
  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)	the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b)
the Holders of at least 25% in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding make a written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e)	the Holders of a majority in aggregate Accreted Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07 Rights of Holders to Receive Payment.
  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments, the Accreted Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.
  If an Event of Default described in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim.
  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments, the Accreted Principal Amount, Redemption Price, Repurchase Price or Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)
to file and prove a claim for any accrued and unpaid interest installments, the whole amount of the Accreted Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.
  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for any accrued and unpaid interest installments and Additional Interest and Special Interest, the Accreted Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts in respect of the Securities, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking to Pay Costs.
  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) at the time outstanding.

Section 6.12 Waiver of Stay, Extension or Usury Laws.
  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any interest installment, the Accreted Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts in respect of the Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last Issue Date of the Securities, (i) the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or (ii) the Securities are not otherwise freely tradable by Holders, other than the Company’s affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), then in either case (each, an “Additional Interest Event”) Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate of 0.25% per annum of the Original Principal Amount of Securities at the time outstanding for each day during the first 90-day period (or portion thereof) for an Additional Interest Event has occurred and is continuing which rate will increase by an additional 0.25% per annum of the Original Principal Amount of Securities at the time outstanding, up to a maximum of 0.50% per annum of the Original Principal Amount of Securities at the time outstanding for each day thereafter for which an Additional Interest Event has occurred and is continuing, until the 365th day after the last Issue Date of the Securities.

(b) If, and for so long as, the restrictive legend on the Securities has not been removed in accordance with Article 2 or the Securities are not otherwise freely tradable by Holders, other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), as of the 365th day after the last Issue Date of the Securities (or the next succeeding Business Day if such 365th day is not a Business Day) , the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate equal to 0.50% per annum of the Original Principal Amount of Securities at the time outstanding until, as applicable (i) the restrictive legend on the Securities has been removed in accordance with Article 2, or (ii) the Securities are freely tradable by Holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities).

(c) Any Additional Interest shall be paid at the same times and in the same manner as interest shall be paid in accordance with this Indenture.

(d) For purposes of this Section 6.13: an “affiliate” of the Company means, at any time, (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and/or (ii) has been such a Person within the preceding three months; and “freely tradable” means such Securities may be sold pursuant to Rule 144 under the Securities Act (or any successor provision thereto) without compliance with the volume and manner of sale restrictions thereof.

Article VII.

Trustee

Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)
the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (e).

(e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02 Rights of Trustee.
  Subject to its duties and responsibilities under the TIA,

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or gross negligence on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or gross negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review.  Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.
  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.
  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05 Notice of Defaults.
  If a Default occurs and if it is actually known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is actually known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.01(a) and Section 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06 Reserved.

Section 7.07 Compensation and Indemnity.
  The Company agrees:

(a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith or willful misconduct; and

(c) to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without gross negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Company promptly of any claim asserted against it.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this paragraph, except to the extent that the Company is materially prejudiced by such failure.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may at is option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments, the Principal Amount, Redemption Price, Repurchase Price, the Fundamental Change Purchase Price, Coupon Make-Whole Payment or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or Section 6.01(g), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08 Replacement of Trustee.
  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If a Trustee is removed with or without cause, all fees and expense (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

Section 7.09 Successor Trustee by Merger.
  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.
  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).  The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.
  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Force Majeure.
  The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 7.13 USA PATRIOT Act Section 326 Customer Identification Program.
To help the government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with Deutsche Bank Trust Company Americas.  What this means: Deutsche Bank Trust Company Americas will ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Article VIII.

Discharge Of Indenture

Section 8.01 Discharge of Liability on Securities.
  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or exchanged pursuant to Sections 2.04, 2.05, 2.09, 2.11, 3.06, 9.05 or 11.17) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced or exchanged pursuant to Sections 2.04, 2.05, 2.09, 2.11, 3.06, 9.05 or 11.17), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.

Section 8.02 Repayment to the Company.
  The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

Article IX.

Amendments

Section 9.01 Without Consent of Holders.
  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a)	to comply with Article 5, Section 11.01 or Section 11.13;

(b)	to cure any ambiguity, omission, defect or inconsistency;

(c)	to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 11.01 or Section 11.13;

(d)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

(e)	to make any change that does not adversely affect the rights of any Holder of the Securities;

(f)
to make any change solely to conform the provisions of this Indenture to the description thereof set forth under the caption “Description of Notes” in the final offering memorandum dated July 20, 2011 relating to the offering and sale of the Securities;

(g)	to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA;

(h)	to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof; and

(i)	to add guarantees or covenants for the benefit of the Securities.

Section 9.02 With Consent of Holders.
  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) then outstanding.  The Holders of a majority in aggregate Accreted Principal Amount of the Securities (including Additional Securities, if any) then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of the principal of or interest on any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)	change the Stated Maturity of the principal of, or any payment date of any installment of interest on, any Security;

(b)
reduce the principal amount of, or the Accreted Principal Amount of, or the rate of interest on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Security;

(c)	change the currency for payment of principal of, or interest on, any Security;

(d)	impair the right to institute suit for the enforcement of any payment of principal of, or interest on (or Coupon Make-Whole Payment with respect to), any Security when due;

(e)	make any change that impairs or adversely affects the conversion rights provided in Article 11;

(f)
modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities on a Repurchase Date or upon a Fundamental Change  in a manner adverse to the Holders of the Securities;

(g)	modify the rights of the Company to redeem the Securities in a manner adverse to the Holders of the Securities;

(h)	modify the subordination provisions of Article 10 in a manner adverse to the Holders of the Securities;

(i)	reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(j)	waive a Default in the payment of the principal amount of, the Accreted Principal Amount of, or interest on, any Security (except as provided in Section 6.02); or

(k)	make any changes in Section 6.04, Section 6.07 or this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

Section 9.03 Reserved.

Section 9.04 Revocation and Effect of Consents.
  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05 Notation on or Exchange of Securities.
  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06 Trustee to Sign Supplemental Indentures.
  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures.
  Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Article X.

Subordination

Section 10.01 Agreement of Subordination.
  The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, interest and Additional Interest and Special Interest, if any, on all Securities (including, but not limited to, the Accreted Principal Amount, the Redemption Price with respect to the Securities called for redemption, the Repurchase Price or the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture and any Coupon Make-Whole Payment) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, including, without limitation, the Designated Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 10 shall prevent the occurrence of any default or Event of Default hereunder.

Section 10.02 Payments to Holders.
  No payment shall be made with respect to the principal of, or premium, if any, interest or Additional Interest or Special Interest, if any, on the Securities (including, but not limited to,the Accreted Principal Amount, the Redemption Price with respect to the Securities to be called for redemption, the Repurchase Price or Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture and the Coupon Make-Whole Payment), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.05, if:

(i)
a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)
a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of Designated Senior Indebtedness or the Company.

Subject to the provisions of Section 10.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have become due have been paid in full in cash.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(b)	in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

(c)
in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, premium, if any, interest or Additional Interest or Special Interest, if any, on the Securities (including, but not limited to, the Accreted Principal Amount, the Coupon Make-Whole Payment, but excluding payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 10, shall (except as aforesaid), notwithstanding any provision to the contrary in either of the Existing Convertible Note Indentures, be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, subject to any applicable subordination provisions or intercreditor arrangements between or among the holders of such Senior Indebtedness, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

For purposes of this Article 10, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.  The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 5.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, interest or Additional Interest or Special Interest, if any, on the Securities by the Company (including, but not limited to, the Accreted Principal Amount, the Redemption Price with respect to the Securities called for redemption, the Repurchase Price or Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture and any Coupon Make-Whole Payment), except payments and distributions made by the Trustee as permitted by Section 10.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

In the event that the Trustee or a Holder receives any payment or distribution from the Company pursuant to the second to last paragraph of Section 10.02 of either of the Existing Convertible Note Indentures as a result of the obligations in respect of the Securities being “Senior Indebtedness” under such Existing Convertible Note Indenture, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 or Section 7.07.  This Section 10.02 shall be subject to the further provisions of Section 10.05.

Section 10.03 Subrogation of Securities.
  Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 10 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Accreted Principal Amount, premium, if any, interest and Additional Interest and Special Interest, if any, and accreted principal on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities.  It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Accreted Principal Amount of (and premium, if any) and interest (and Additional Interest and Special Interest, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 10.

Section 10.04 Authorization to Effect Subordination.
  Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 10.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 10.05 Notice to Trustee.
  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10.  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest or Additional Interest or Special Interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.  Notwithstanding anything in this Article 10 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 10.

The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.06 Trustee’s Relation to Senior Indebtedness.
  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

Section 10.07 No Impairment of Subordination.
  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 10.08 Certain Conversions Deemed Payment.
  For the purposes of this Article 10 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal (including Accreted Principal Amount) of (or premium, if any) or interest (or Additional Interest or Special Interest, if any) on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 11.06), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section 10.08, the term “junior securities” means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.  Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 11.

Section 10.09 Article Applicable to Paying Agents.
  If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 10.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 10.10 Senior Indebtedness Entitled to Rely.
  The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 10, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Article XI.

Conversions

Section 11.01 Conversion Privilege.

(a) A Holder of a Security may convert any portion of the Original Principal Amount of any Security that is an integral multiple of $1,000 into fully paid and nonassessable shares of Common Stock of the Company (together with those rights specified in Section 11.07(c)) at a rate per $1,000 Original Principal Amount of such Security (the “Conversion Rate”) , determined as hereinafter provided, in effect at the time of conversion, subject to the Company’s ability to deliver cash in lieu of fractional shares of Common Stock pursuant to Section 11.03, by surrender of the Securities to be converted in whole or in part and (except as provided in Section 11.17) the delivery to the Conversion Agent of a Conversion Notice (such right of a Holder to convert Securities pursuant to this Article 11, the “Conversion Right”).  Subject to Section 11.01(b), the Conversion Right of the Holders shall commence on the Issue Date of the Securities and expire at the close of business on the date of the Stated Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures.

The initial Conversion Rate is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 11.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 11.

(b) If a Security is called for redemption pursuant to Article 3, the Conversion Right with respect to such Security shall terminate at the close of business on the second Business Day before the Redemption Date for such Security (unless the Company shall default in making the Redemption Payment then due, in which case the Conversion Right shall terminate on the date such Default is cured and such Security is redeemed).  A Security in respect of which a Holder has delivered a Repurchase Election pursuant to Section 3.07 or a Fundamental Change Purchase Notice pursuant to Section 3.08 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Election or Fundamental Change Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Repurchase Date or the Fundamental Change Purchase Date, as applicable, in accordance with Section 3.07 or Section 3.08, as applicable.

(c) If and only to the extent a Holder timely elects to convert Securities in connection with a Make-Whole Fundamental Change, then except as set forth in Section 11.01(d), such Holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Securities, an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided that if the Share Price paid in connection with such transaction is greater than $7.00 or less than $2.23 (subject in each case to adjustment as described below), no Additional Shares shall be issuable.

A conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change if a Holder sends to the Conversion Agent a Conversion Notice to convert its Securities on or after the effective date (as defined below) of a Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.  For the avoidance of doubt, any conversion as a result of an Optional Conversion occurring on or after the effective date of a Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date shall not be deemed to be “in connection with” a Make-Whole Fundamental Change.

The number of Additional Shares issuable in connection with the conversion of Securities as described in Section 11.01(c) shall be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion.  The number of Additional Shares per $1,000 outstanding Original Principal Amount of Securities will be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Make-Whole Fundamental Change and the Share Price paid in connection with such transaction; provided that if the Share Price is between two Share Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two effective dates, as applicable, based on a 365-day year.  The “effective date” with respect to a Make-Whole Fundamental Change means the date that a Make-Whole Fundamental Change becomes effective.

If in such Make-Whole Fundamental Change the holders of the Common Stock receive only cash, the “Share Price” will be the cash amount paid per share of Common Stock; otherwise, the Share Price will be the average of the Last Reported Sale Prices of the Common Stock on the ten consecutive Trading Days prior to but not including the effective date of such Make-Whole Fundamental Change.

The Share Prices set forth in the first row of each table in Schedule I hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 11.07.  The adjusted Share Prices will equal the price per share of Common Stock applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 11.07.

Notwithstanding the foregoing, in no event will the total number of Additional Shares issuable upon conversion exceed 448.4305 shares per $1,000 outstanding Original Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 11.07.

No Holder of Securities who receives any Additional Shares pursuant to this Section 11.01(c) shall receive any Coupon Make-Whole payment pursuant to Section 11.18 with respect to such Securities.

(d) Notwithstanding the provisions of Section 11.01(c), in the case of a Public Acquirer Change in Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares if required by Section 11.01(c), elect to adjust the Conversion Rate and the related Conversion Right such that from and after the effective date of such Public Acquirer Change in Control, Holders of Securities will be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock that have been registered, or the resale of which will be registered, under the Securities Act by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change in Control by a fraction:

(i) the numerator of which will be (A) in the case of a consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into, exchanged for or constitutes solely the right to receive cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change in Control, the average of the Last Reported Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change in Control, and

(ii) the denominator of which will be the average of the Last Reported Sale Prices (determined as if references to Common Stock in the definition of “Last Reported Sale Price” were to Public Acquirer Common Stock) of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change in Control.

“Public Acquirer Change in Control” means an event constituting a Fundamental Change that would otherwise obligate the Company to increase the Conversion Rate as described in Section 11.01(c) where the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer) has a class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such change in control Fundamental Change (the “Public Acquirer Common Stock”).  The registered shares of Public Acquirer Common Stock, or the shares of Public Acquirer Common Stock registered for resale, as the case may be, shall be listed, or approved for listing, subject only to official notice of issuance, on a national securities exchange.

Upon a Public Acquirer Change in Control, if the Company so elects, Holders may convert their Securities at the adjusted Conversion Rate described in the second preceding paragraph but will not be entitled to the increased Conversion Rate described in Section 11.01(c).  The Company shall notify Holders of its election in its notice to Holders of the Change in Control given pursuant to Section 3.08(b) above.  Holders may convert their Securities upon a Public Acquirer Change in Control during the period specified herein.

If the Company elects to adjust the Conversion Rate and the related Conversion Right as described in this Section 11.01(d), the Company, or the acquiring or surviving Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such adjustment to the Conversion Rate and the Conversion Right.  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Securityholder, at its address appearing on the Security Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 11.02 Conversion Procedure.

(a) Except in the event of an Optional Conversion pursuant to Section 11.17, to convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities and (i) complete and manually sign the Conversion Notice on the back of the Security, or facsimile of the Conversion Notice, and deliver such notice, which is irrevocable, to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 11.04, (v) pay an amount equal to the interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 11.02(d) and (vi) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date”.

(b) As promptly as practicable after satisfaction of the requirements for conversion set forth in this Article 11 or after the Optional Conversion Date, but no later than five Trading Days after the Conversion Date or the Optional Conversion Date, as applicable, subject to Section 11.03 and subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Securityholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue and shall deliver through the Conversion Agent to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.05, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security or portion thereof as determined by the Company in accordance with the provisions of this Article 11, or if the Common Stock is eligible for transfer through DTC, the Company shall make a book-entry transfer of such number of shares of Common Stock through DTC, and a check or cash in respect of any fractional interest arising upon such conversion, calculated by the Company as provided in Section 11.03.

(c) The person in whose name the certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such person shall no longer be a Holder of such Security.

(d) No payment or adjustment will be made for accrued interest, if any, or accreted principal on a converted Security, but if any Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next succeeding interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date.  In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest payable on such interest payment date on the Original Principal Amount (or the portion thereof) so converted.  If such payment does not accompany such Security, the Security shall not be converted; provided, however, that no such check shall be required if (1) if the Company has specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, (2) if the Company has specified a redemption date that is after a record date and on or prior to the next interest payment date, (3) if the Company has specified an Optional Conversion Date that is after a record date and on or prior to the next interest payment date, (4) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities, or (5) if conversion occurs after the last record date prior to the Stated Maturity.  If the Company defaults in the payment of interest payable on such interest payment date, the Conversion Agent shall repay such funds to the Holder.

(e) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 11.03 Delivery of Common Stock Upon Conversion; Cash Payments in Lieu of Fractional Shares.

(a) In the event that the Company receives a Conversion Notice on or prior to the Stated Maturity, or, with respect to Securities being redeemed, prior to the close of business on the second Business Day prior to the applicable Redemption Date, as promptly as practicable, but in no event later than five Trading Days after the Conversion Date, the Company will deliver to each Holder surrendering Securities for conversion, (A) a number of shares of Common Stock equal to (1) the aggregate outstanding Original Principal Amount of Securities to be converted or portion thereof surrendered for conversion divided by 1,000, multiplied by (2) the Conversion Rate in effect on the Conversion Date, and (B) any cash payments for fractional shares pursuant to Section 11.03(b).

(b) No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash to the Holder of Securities at the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

(c)           Subject to Section 10.08, delivery of Common Stock and cash payments for fractional shares pursuant to Section 11.03(b) and, if applicable, the Coupon Make-Whole pursuant to Section 11.18 will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities, including accrued and unpaid interest and accreted principal.  Accrued and unpaid interest and accreted principal will be deemed paid in full rather than cancelled, extinguished or forfeited.

Section 11.04 Adjustments Below Par Value.
  Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

Section 11.05 Taxes on Conversion.
  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 11.06 Company to Provide Stock.

  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

Section 11.07 Adjustment of Conversion Rate.
  The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 11.07 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Securities participate, as a result of holding the Securities, in any of the transactions described in Section 11.07(a) (but only with respect to stock dividends or distributions), 11.07(b), 11.07(c), and Section 11.07(d), at the same time as holders of the Common Stock participate, without having to convert their Securities, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date for such event multiplied by the outstanding Original Principal Amount (expressed in thousands) of Securities held by such Holder.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=
the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

CR1	=
the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to this Section 11.07(a) shall become effective immediately after (x) the open of business on the Ex-Dividend Date for such dividend or distribution or (y) the open of business on the effective date of such split or combination, as applicable.  If any dividend or distribution described in this Section 11.07(a) is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  As used in this Section 11.07(a), “effective date” means, in respect of any transaction, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the transaction.

(b) If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 days after the record date for the distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution.

For purposes of this Section 11.07(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this Section 11.07(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

(c) If the Company distributes shares of any class of its Capital Stock , evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions (including share splits), rights, options or warrants as to which an adjustment is effected in Section 11.07(a), Section 11.07(b) or Section 11.07(e);

(ii) dividends or distributions covered by Section 11.07(d);

(iii) dividends or distributions that constitute Reference Property following an event described in Section 11.13; and

(iv) Spin-Offs to which the provisions set forth below in this Section 11.07(c) shall apply,

then the applicable Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any adjustment made under the portion of this Section 11.07(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, Holders of the Securities shall receive, in respect of each $1,000 outstanding Original Principal Amount of Securities, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the open of business on the record date for the distribution.

With respect to an adjustment pursuant to this Section 11.07(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market (a “Spin-Off”), the applicable Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock of the Company or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the open of business on the day after the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off.  For purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following the Ex-Dividend Date of any Spin-Off, references within the previous paragraph related to “Spin-Offs” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date.  If any such dividend or distribution described in the preceding paragraph of this Section 11.07(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock (other than distributions described in Section 11.07(e) below), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 11.07(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution.  If any dividend or distribution described in this Section 13.07(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Holder of a Note shall receive, for each $1,000 outstanding Original Principal Amount of Securities, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the open of business on the record date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to time (the “Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 11.07(e) shall become effective immediately following the close of business on the Trading Day next succeeding the Expiration Date.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) The Company from time to time is permitted (but not required) to increase the Conversion Rate by any amount for any period of time of at least 20 Trading Days or such longer period as may be required by law if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company. Whenever the Conversion Rate is increased pursuant to this Section 11.07(f), the Company shall, as soon as practicable following the adjustment, notify the Holders of the Securities.

(g) Each share of Common Stock issued upon conversion of Securities shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time.  If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants as provided in Section 11.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.  Any distribution of rights or warrants pursuant to a rights plan that would Holders to receive upon conversion, in addition to any shares of Common Stock, the rights described therein with respect to such shares (unless such rights or warrants have separated from the shares of Common Stock) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Conversion Rate.

Section 11.08 No Adjustment.
    No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 11.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, upon any conversion of Securities or on each Trading Day of any observation period in connection with any conversion of Securities.  All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/10,000th  of a share, as the case may be.

No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

If application of the formulas set forth in Section 11.07 would result in a decrease of the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of a reverse share split or share combination and as expressly provided in Section 11.07 for transactions that do not occur).

In no event will any adjustments be made which would result in the Conversion Price being less than the Common Stock closing bid price of $2.23 per share at July 20, 2011 (subject to adjustments of such closing bid price corresponding to adjustments to the Conversion Rate as set forth in Section 11.07).

Section 11.09 Equivalent Adjustments.
  In the event that, as a result of an adjustment made pursuant to Section 11.07 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 11.

Section 11.10 Adjustment for Tax Purposes.
  The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 11.07, as the Board of Directors in its discretion shall determine to be advisable in order to avoid or diminish any income tax to the Company’s stockholders resulting from any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 11.11 Notice of Adjustment.
  Whenever the Conversion Price is adjusted, or Securityholders become entitled to other securities or due bills, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

Section 11.12 Notice of Certain Transactions.
  In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock and the dividend (or other distribution) has a per share value exceeding 10% of the Last Reported Sale Price per share of Common Stock on the day preceding the declaration date for such distribution;

(b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our Common Stock at less than the then current market price;

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.08, as promptly as possible but in any event at least twenty days prior to the ex-dividend date for such distribution, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend or distribution.  The Company shall not be required to give any such notice if the Holders are to participate in the transaction on the basis on which holders of Common Stock participate in the transaction.

Section 11.13 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.
  If any of the following shall occur, namely: (i) any recapitalization, reclassification or change of outstanding shares of Common Stock (other than a change as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any recapitalization, reclassification of, or change in, outstanding shares of Common Stock; (iii) any sale, lease or conveyance of all or substantially all of the assets of the Company or (iv) any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such recapitalization, reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such recapitalization, reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security (the “Reference Property”) immediately prior to such recapitalization, reclassification, change, consolidation, merger, share exchange, sale or conveyance.  Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 11.  If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  The provision of this Section 11.13 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances.  Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 11.07 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 11.13.  If the holders of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made. The Company will not become a party to any such transaction unless its terms are consistent with the foregoing.  None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into shares of the Common Stock prior to the effective date of such transaction.

In the event the Company shall execute a supplemental indenture pursuant to this Section 11.13, the Company shall promptly, and in any event within ten days, file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such recapitalization, reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

Section 11.14 Trustee’s Disclaimer.
  The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 11.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.14 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.13, but may accept as conclusive evidence of the correctness thereof; and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.13.

Section 11.15 Reserved

Section 11.16 Reserved.

Section 11.17 Issuer’s Conversion Option.

(a) The Company may elect to at its option cause all or any portion of the Securities to be mandatorily converted in whole or in part (an “Optional Conversion”) at any time prior to the close of business on July 15, 2015  if the Daily VWAP of the Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, ending within five Trading Days prior to the date of the Optional Conversion Notice (as defined below) (the “Optional Conversion Price”).

(b) The Company may only exercise the Optional Conversion under Section 11.17(a) if (i) the Company has sufficient shares of Common Stock available for issuance upon conversion of the Securities called for Optional Conversion and (ii) during the one-year period following the last day of original issuance of the Securities, a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Securities has been filed by the Company and been declared effective by the SEC or is automatically effective and is available for use, and the Company expects such shelf registration statement to remain effective and available for use from the Optional Conversion Notice Date until thirty (30) days following the Optional Conversion date.

(c) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, in order to elect Optional Conversion, the Company shall prior to the close of business on the first Trading Day following any date on which the conditions described in Section 11.17(a) are met, (i) issue a press release announcing its election to cause an Optional Conversion, (ii) post a notice (an “Optional Conversion Notice”) with DTC and (iii) provide a copy of such Optional Conversion Notice to the Trustee not more than 30 Trading Days but not less than 20 Trading Days prior to the Optional Conversion Date.  The Company shall mail or cause to be mailed by first class mail to each Holder subject to such Optional Conversion a copy of such Optional Conversion Notice not more than seven Business Days after the date of such press release.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any Holder receives such notice.  The Optional Conversion will occur on a date  (the “Optional Conversion Date”) selected by the Company that is not less than 20 Trading Days or more than 30 Trading Days after the date  (the “Optional Conversion Notice Date”) on which such Optional Conversion Notice is mailed to such Holders in the manner herein provided.

(d) The press release and each Optional Conversion Notice shall state:

(i)           the  Optional Conversion Notice Date;

(ii)           the aggregate Original Principal Amount of Securities to be converted;

(iii)           the CUSIP or similar number or numbers of the Securities being converted;

(iv)           the Optional Conversion Date;

(v)           the Conversion Rate then in effect;

(vi)           that on and after the Optional Conversion Date interest on the Securities to be converted will cease to accrue;

(vii)           that on and after the Optional Conversion Date principal of the Securities to be converted will cease to accrete and no payments shall be made in respect of such accreted principal;

(viii)           the name and address of each Paying Agent and Conversion Agent and the place or places where such Securities are to be surrendered for conversion; and

(ix)           if payable, the amount of the Coupon Make-Whole Payment.

If fewer than all of the Securities are to be converted, the Optional Conversion Notice shall identify the Securities to be converted (including the certificate number or numbers, if any).  In case any Security is to be converted in part only, the Optional Conversion Notice shall state the portion of the principal amount thereof to be converted and shall state that, on and after the Optional Conversion Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unconverted portion thereof will be issued.

(e) If the Company opts to convert less than all of the outstanding Securities, the Trustee shall (subject, in the case of conversion of any Global Security, to any Applicable Procedures) select or cause to be selected the Securities or portions thereof of the Global Securities or the Securities in certificated form to be converted (in principal amounts of $1,000 or whole multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.  If any Security selected for partial Optional Conversion is submitted for voluntary conversion in part after such selection and before Optional Conversion, the portion of such Security submitted for voluntary conversion shall be deemed (so far as may be possible) to be from the portion selected for Optional Conversion.  The Securities (or portions thereof) so selected shall be deemed duly selected for Optional Conversion for all purposes hereof, notwithstanding that any such Security is submitted for voluntary conversion in part before the mailing of the Optional Conversion Notice.

(f) In the event of an Optional Conversion, as promptly as practicable, but in no event later than five Trading Days after the Optional Conversion Date, the Company will deliver to each Holder whose Securities are subject to conversion, (A) a number of shares of Common Stock equal to (1) the aggregate principal amount of Securities to be converted divided by (2) the Conversion Price in effect on the Optional Conversion Date, (B) any cash payments for fractional shares pursuant to Section 11.03(b) and (C) the Coupon Make-Whole Payment pursuant to Section 11.18, if applicable.

(g) Each Holder of a Security, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Optional Conversion Date in respect of the portion of its Securities subject to an Optional Conversion: (i) surrendering the converted Security, or portion thereof, to the Conversion Agent, (ii) furnishing appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iii) paying any transfer or other tax, if required by Section 11.05, and (iv) if the Security is held in book-entry form, completing and delivering to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs.  In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Optional Conversion Date, each Holder of a Security, by the Holder’s acceptance thereof, authorizes and directs the Company to take any action on the Holder’s behalf to effect the Optional Conversion and appoints the Company such Holder’s attorney-in-fact for any and all such purposes.

Upon presentation of any Security converted in part only, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unconverted portion of the Security or Securities so presented (subject to the applicable procedures of the Depositary in the case of Global Securities).

(h) Upon the Optional Conversion Date, interest on the Securities or portion of Securities so called for Optional Conversion shall cease to accrue, principal on the Securities or portion of Securities so called for Optional Conversion shall cease to accrete, no payment or adjustment will be made upon conversion of securities for accrued and unpaid interest or accreted principal and, except as provided in Section 6.07, such Securities shall cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 11.17 and, if applicable the Coupon Make-Whole Payment pursuant to Section 11.18; provided that, if the Optional Conversion Date occurs during the period after the close of business on any interest record date and before the close of business on the related interest payment date, interest will be payable on such interest payment date to the Holders in whose names the Securities are registered at the close of business on the relevant interest record date.

(i) During the period beginning on the Optional Conversion Notice Date and ending on the date immediately following the Optional Conversion Date, the Company shall not publicly offer to sell any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to the Optional Conversion Notice Date or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing prior to the Optional Conversion Notice Date).

(j) If any of the provisions of this Section 11.17 are inconsistent with applicable law at the time of such Optional Conversion, such law shall govern.

Section 11.18 Coupon Make-Whole.

(a) If any Securities will be converted at the option of the Company pursuant to Section 11.17(a), each Holder whose Securities are converted thereby will receive an additional payment (the “Coupon Make-Whole Payment”) with respect to the Securities converted pursuant to the Optional Conversion in an amount equal to the aggregate amount of cash interest payments (not including any accretions to principal) that would have been payable on such Securities from the last day through which interest was paid on such Securities as of the Optional Conversion Date, or from the Issue Date, if no interest has been paid, to (but excluding) July 15, 2015.  The Coupon Make-Whole Payment shall be calculated in accordance with the foregoing as determined in good faith by the Company. No Holder of Securities who receives a Coupon Make-Whole payment pursuant to this Section 11.18 shall receive any Additional Shares pursuant to Section 11.01(c) with respect to such Securities.

(b) The Company shall make the Coupon Make-Whole Payment in cash on the Optional Conversion Date.

(c) In no event will the Coupon Make-Whole Payment per $1,000 Original Principal Amount of the Securities exceed an amount that would result in the following quotient being less than the Common Stock closing bid price of $2.23 per share at July 20, 2011 (subject to adjustments of such closing bid price corresponding to adjustments to the Conversion Rate pursuant to Section 11.17):

(i)	the difference of $1,000 minus the amount of the cash Coupon Make-Whole Payment per $1,000 Original Principal Amount of the Securities,

divided by

(ii)	the then-existing Conversion Rate.

(d) The Coupon Make-Whole Payment will be made concurrently with the settlement of the conversion of the Securities pursuant to Section 11.17(f).

Article XII.

Miscellaneous

Section 12.01 Reserved.

Section 12.02 Notices.
  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

if to the Company, to:

Powerwave Technologies, Inc.
1801 E.  St.  Andrew Place
Santa Ana, California92705
Attention: Chief Financial Officer
Facsimile No.: 714-466-5801

if to the Trustee, to:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, MS NYC60-2710

New York, New York 10005

Attn:  Corporates Team Deal Manager - Powerwave

Tel:  201-593-3543

Fax:  732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Securities Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn:  Corporates Team Deal Manager - Powerwave

Tel:  201-593-3543

Fax:  732-578-4635

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03 Reserved.

Section 12.04 Certificate and Opinion as to Conditions Precedent.
  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05 Statements Required in Certificate or Opinion.
  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06 Calculations.
  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Securities. Such calculations include but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, interest payable on the Securities and the Conversion Rate.  The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.  For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to Daily VWAP and Last Reported Sale Price.  Nor shall the Trustee or the Conversion Agent be charged with knowledge of or have any duties to determine amounts to be paid or to monitor any stock price.

Section 12.07 Separability Clause.
  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.08 Rules by Trustee, Paying Agent, Conversion Agent and Registrar.
  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.09 Legal Holidays.
  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue for the intervening period.

Section 12.10 Governing Law.
  This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Section 12.11 No Recourse Against Others.
  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.12 Successors.
  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13 Multiple Originals.
  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.14 Senior Indebtedness for Purposes of Outstanding Subordinated Notes.
  All obligations in respect of the Securities are “Senior Indebtedness” for purposes of (i) the Indenture dated as of November 10, 2004 between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Existing 1.875% Notes Indenture”), pursuant to which the Company’s 1.875% Convertible Subordinated Notes due 2024 were issued, and (ii) the Indenture dated as of September 24, 2007 between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Existing 3.875% Notes Indenture”, and together with the Existing 1.875% Notes Indenture, the “Existing Convertible Note Indentures”), pursuant to which the Company’s 3.875% Convertible Subordinated Notes due 2027 were issued.  Notwithstanding any provision in the Existing Convertible Note Indentures that provides for distributions and payments to holders of “Senior Indebtedness” (as defined in each of the Existing Convertible Note Indentures), any such payments or distributions made to the Trustee or Holders as a result of the obligations in respect of the Securities being “Senior Indebtedness” (as defined in each of the Existing Convertible Note Indentures) shall be subject to the subordination provisions of Article 10 hereof, and shall be held in trust for the benefit of, and paid over and delivered to, holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) in accordance with Article 10 hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.

By: /s/ Kevin T. Michaels
Name: Kevin T. Michaels
Title: Chief Financial Officer and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

SCHEDULE I

The following table sets forth the share prices and the number of Additional Shares to be received per $1,000 outstanding Original Principal Amount of Securities: Make-Whole Premium on Fundamental Change

				Make-Whole Premium on Fundamental Change
				Share Price on Date of Fundamental Change
Effective Date	$2.23	$2.50	$2.75	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00
July 26, 2011	128.1230	88.3397	83.5238	69.6772	47.9988	33.5150	17.6943	15.8377	12.7551	10.4695	7.7202	5.8494
July 15, 2012	128.1230	108.0182	93.3299	73.7146	42.9510	25.1363	13.2707	11.8783	9.5663	7.8521	5.7901	4.3870
July 15, 2013	128.1230	127.6967	103.1360	77.7520	37.9032	16.7575	8.8471	7.9189	6.3775	5.2348	3.8601	2.9247
July 15, 2014	128.1230	128.1230	116.3992	81.7894	32.8554	8.3788	4.4236	3.9594	3.1888	2.6174	1.9300	1.4623
July 15, 2015	128.1230	128.1230	122.7481	85.8268	27.8076	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000